EXHIBIT 11.01
                                                                   -------------


        STATEMENTS OF COMPUTATION OF BASIC AND DILUTED NET LOSS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                  -----------------------------
                                                      2002             2003
                                                  ------------     ------------

Loss applicable to common stockholders            $    (12,520)    $    (11,935)
                                                  ============     ============

Basic and diluted:

Weighted average shares of common stock
    outstanding                                     64,887,681       70,161,057


                                                  ------------     ------------
Weighted average shares used in                     64,887,681       70,161,057
    computing basic and diluted net loss per share

Basic and diluted net loss per share              $      (0.19)    $      (0.17)
                                                  ============     ============



                                                         NINE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                  -----------------------------
                                                      2002             2003
                                                  ------------     ------------

Loss applicable to common stockholders            $    (36,897)    $    (37,999)
                                                  ============     ============

Basic and diluted:

Weighted average shares of common stock
    outstanding                                     64,833,595       66,726,872


                                                  ------------     ------------
Weighted average shares used in                     64,833,595       66,726,872
    computing basic and diluted net loss per share

Basic and diluted net loss per share              $      (0.57)    $      (0.57)
                                                  ============     ============


THIS EXHIBIT CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2003 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH REPORT.